UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2011
PRIMUS GUARANTY, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32307	98-0402357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 441-296-0519
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 28, 2011, Primus Guaranty, Ltd. (the “Registrant”) issued a press release announcing that its Board of Directors has approved an increase of $25 million in its buyback authorization to repurchase outstanding common shares and 7% Senior Notes due 2036 (“Senior Notes”) from time to time in the open market or in privately negotiated transactions at prices and upon terms approved by management. The authorization does not obligate the Registrant to acquire any specific number of common shares or Senior Notes in any period, and may be modified, suspended or discontinued at any time without notice. The foregoing description is qualified in its entirety by reference to the Press Release dated October 28, 2011, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 28, 2011 issued by the Registrant

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.
By:	/S/ Vincent B. Tritto
Vincent B. Tritto
General Counsel (Duly Authorized Officer)
Date: October 28, 2011

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated October 28, 2011 issued by the Registrant

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